EXHIBIT  23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



TO:  WGL  Entertainment,  Inc.


     We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 15, 2006 relating to the consolidated financial statements of The World Golf League, Inc. as of and for the year ended December 31, 2005.

MALONE  &  BAILEY,  PC
----------------------
www.malone-bailey.com
Houston,  Texas

August  29,  2006

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